Exhibit 5.1

September 10, 2025

EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, PA 15222

Re:         EQT Corporation - Registration Statement on Form S-3 Filed on September 10, 2025

Ladies and Gentlemen:

We have acted as counsel for EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) one or more series of the Company’s debt securities, which may be senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”); (ii) shares of one or more series of preferred stock, no par value, of the Company (the “Preferred Stock”); (iii) shares of common stock, no par value, of the Company (the “Common Stock”); or (iv) any combination of the Securities described in clauses (i) - (iii).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Restated Articles of Incorporation of the Company, as amended through July 18, 2024 (the “Articles”); (ii) the Amended and Restated Bylaws of the Company, as amended through April 16, 2025 (the “Bylaws”); (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (iv) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.	the issuance, sale, number, or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established in accordance with the Articles, the Bylaws, and applicable Pennsylvania law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

EQT Corporation
September 10, 2025

B.	prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of the Commonwealth of Pennsylvania;

C.	unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, each series of the Debt Securities will be issued under an Indenture, dated as of March 18, 2008, as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (together, the “Base Indenture”), in each case between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as such Base Indenture has been and may be further amended or supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”) (the Base Indenture and any Supplemental Indenture are collectively referred to as the “Indenture”); the execution, delivery, and performance of the Indenture has been duly authorized by Corporate Action, and does not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

D.	to the extent that the obligations of the Company under the Indenture may depend upon such matters: (i) the Trustee will be (A) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legal, valid, and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

E.	the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

F.	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act), and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

G.	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

H.	a definitive purchase, underwriting, or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid, and nonassessable.

EQT Corporation
September 10, 2025

2.	Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of such series of Preferred Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid, and nonassessable.

3.	When the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of such particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, the applicable Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued, and delivered against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

The opinion set forth above in paragraph 3 may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed herein are limited to the laws of the State of New York and the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP